SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – March 1, 2017

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2017, Honeywell International Inc. (“Honeywell” or the “Company”) and Mr. Darius Adamczyk, the Company’s current President and Chief Operating Officer, agreed to new terms and conditions of employment, to become effective on March 31, 2017, in connection with the February 10, 2017 announcement that the Board of Directors (the “Board”) had elected Mr. Adamczyk as the Company’s Chief Executive Officer (“CEO”) effective on March 31, 2017.   The new terms and conditions are consistent with the Company’s CEO succession plan announced on June 28, 2016 whereby Mr. Adamczyk will succeed as CEO Honeywell’s current Chairman and CEO, Mr. David M. Cote.

Pursuant to the new terms and conditions, Mr. Adamczyk will receive a base salary of $1,500,000, effective as of the date of his promotion, and shall have a target annual incentive compensation opportunity of 175% of base salary.  His initial long-term incentive award as Honeywell’s CEO will be in 2018 and will have a target value of $12,000,000, with no less than 50% of the target value being in the form of three-year performance stock units issued pursuant to the performance plan.  The size and terms of any future LTI awards will be determined by the Board in the ordinary course, will reflect Company performance, Mr. Adamczyk’s performance and future career potential, and will be determined in a manner consistent with prior LTI awards.  As part of his promotion, the Company agreed to amend its Severance Plan for Designated Officers to provide Mr. Adamczyk with 36 months of base salary continuation and target bonus if his employment is involuntarily terminated for a reason other than Cause (as defined in the severance plan document).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1          Employment Offer Letter Dated March 1, 2017 between Honeywell International Inc. and Mr. Darius Adamczyk.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	HONEYWELL INTERNATIONAL INC.

By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel